SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



[x]      Filed by the Registrant
[_]      Filed by a Party other than the Registrant

Check the appropriate box:
[_]      Preliminary Proxy Statement
[_]      Confidential, for Use of the Commission Only (as permitted by Rule
          14-a6(e)(2))
[_]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[_]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               KASPER A.S.L., LTD.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


PAYMENT OF FILING FEE (Check the appropriate box):

[x]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.
         1) Title of each class of securities to which transaction applies:
         2)       Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange
                  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):
         4)       Proposed maximum aggregate value of transaction:  $
         5)       Total fee paid:  $

[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)  Amount Previously Paid: $
         2)  Form, Schedule or Registration Statement No.:
         3)  Filing Party:
         4)  Date Filed:

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
                               KASPER A.S.L, LTD.
                                  77 METRO WAY
                              SECAUCUS, NEW JERSEY


                                                            August 31, 1999


Dear Fellow Stockholder:

We have previously sent to you proxy material for the Annual Meeting of Stockholders of Kasper A.S.L., Ltd. to be held on September 14, 1999. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED THAT SHAREHOLDERS VOTE IN FAVOR OF ALL PROPOSALS ON THE AGENDA.

Since approval of Proposal 3, regarding amending the Company's Amended and Restated Certificate of Incorporation, requires the affirmative vote of two-thirds of the outstanding shares, YOUR VOTE IS IMPORTANT, no matter how many or how few shares you may own. Whether or not you have already done so, please sign, date and return the enclosed proxy card today in the envelope provided.

Very truly yours,



Arthur S. Levine
Chairman of the Board
  and Chief Executive Officer